UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

REACHLOCAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (818) 274-0260

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2013, as part of its annual review process, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of ReachLocal, Inc. (the “Company”) approved cash bonus payments for certain named executive officers for services performed during the fiscal year ended December 31, 2012. The Committee approved annual incentive bonus payments in the amount of $493,593 for Zorik Gordon, the Company’s Chief Executive Officer, $431,180 for Nathan Hanks, the Company’s President, $162,030 for Ross Landsbaum, the Company’s Chief Financial Officer, and $331,180 for Michael Kline, the Company’s Chief Strategy Officer and President of Local Commerce. On January 31, 2013, the Committee approved a base salary increase for Mr. Hanks from $333,000 to $400,000, effective as of January 1, 2013, and approved an increase in Mr. Hanks’ target bonus from approximately 100% of his base salary to 125% of his base salary. Finally, the Committee designated Mr. Hanks as a Group A participant in the Company’s Amended and Restated Change in Control and Severance Policy for Senior Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2013	REACHLOCAL, INC.

	By:	/s/ Ross G. Landsbaum
Ross G. Landsbaum
Chief Financial Officer